Exhibit 4.1

AMENDMENT NO. 5 TO STOCKHOLDERS AGREEMENT

This Amendment No. 5 to Stockholders Agreement (this “Amendment”), dated as of June 23, 2006, by Concentra Inc., a Delaware corporation formerly known as Concentra Managed Care, Inc. (the “Company”), and a majority in interest of each of the Schedule I Purchasers and FFC Purchasers (each as hereinafter defined). Capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings assigned to them in the Stockholders Agreement referred to below.

WITNESSETH:

WHEREAS, the Company is party to a certain Stockholders Agreement dated as of August 17, 1999 (as amended, the “Stockholders Agreement”), together with the several persons named on Schedule I thereto under the heading “Schedule I Purchasers” (the “Schedule I Purchasers”), and the several persons named on Schedule II thereto under the heading “FFC Purchasers” (the “FFC Purchasers” and, together with the Schedule I Purchasers, collectively, the “Purchasers”); and

WHEREAS, on November 1, 2001, the Company issued to certain of its existing stockholders an aggregate 2,266,546 shares of Company Common Stock and warrants to acquire an aggregate 771,277 additional shares of Company Common Stock and, in connection therewith, the Stockholders Agreement was amended by Amendment No. 1 thereto dated as of November 1, 2001, to provide for certain matters relating to such shares and such warrants; and

WHEREAS, on November 20, 2002, the Company issued to certain of its existing stockholders an aggregate 1,515,152 shares of Company Common Stock and, in connection therewith, the Stockholders Agreement was amended by Amendment No. 2 thereto dated as of November 20, 2002, to provide for certain matters relating to such shares; and

WHEREAS, in connection with the Company’s December 1, 2002, acquisition of Em3 Corporation (“Em3”), the Company issued an aggregate 1,826,956 shares of Company Common Stock to certain of its existing stockholders and to certain former stockholders of Em3 who were not already stockholders of the Company, and, in connection therewith, the Stockholders Agreement was amended by Amendment No. 3 thereto dated December 1, 2002 to provide for certain matters relating to such shares; and

WHEREAS, in connection with the appointment of Norman C. Payson, M.D. to the Company’s Board of Directors the Company issued an aggregate of 1,096,583 shares of Company Common Stock to Dr. Payson, and the Stockholders Agreement was amended by Amendment No. 4 thereto dated November 28, 2005 to make Dr. Payson a party to the Stockholders Agreement; and

WHEREAS, in connection with the purchase of an aggregate of 13,889 shares of the Company’s Common Stock by William H. Wilcox, the Company wishes to offer Mr. Wilcox the opportunity to become a party to the Stockholders Agreement as set forth herein; and

WHEREAS, pursuant to Section XIII (6) thereof, the Stockholders Agreement can be amended as set forth in this Amendment by approval of the Company and affirmative vote of a majority in interest of each of the Schedule I Purchasers and FFC Purchasers.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Stockholders Agreement. Schedule I to the Stockholders Agreement is hereby amended to include each of the persons set forth in Exhibit A hereto “Joining Person”), upon such Joining Person’s execution and delivery of a Joinder Agreement substantially in the form attached hereto as Exhibit B.

2. Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings and section reference numbers in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

(d) This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CONCENTRA INC.

By:	/s/ Richard A. Parr II
Richard A. Parr II
Executive Vice President

[Schedule I Purchasers and FFC Purchasers Signature Page Follows]

Schedule I Purchasers:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By:	WCAS VIII Associates, L.L.C.
General Partner

	By:	/s/ Jonathan M. Rather
Jonathan M. Rather
Attorney-in-Fact

WELSH, CARSON, ANDERSON & STOWE VI, L.P.

By:	WCAS VI ASSOCIATES, L.L.C.
General Partner

	By:	/s/ Jonathan M. Rather
Jonathan M. Rather
Attorney-in-Fact

FFC Purchasers:

FERRER FREEMAN & COMPANY, LLC
on behalf of FFC PARTNERS I, L.P.
and as its General Partner

By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

and

on behalf of FFC EXECUTIVE PARTNERS I, L.P.
and as its General Partner

By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

and

on behalf of FFC PARTNERS II, L.P.
and as its General Partner

By:	/s/ Carlos A. Ferrer
Carlos A. Ferrer
Manager

EXHIBIT A

Joining Party

William H. Wilcox

EXHIBIT B

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) to the Amendment No. 5 to Stockholders Agreement, dated as of August 17, 1999 (as amended, the “Stockholders Agreement”), among Concentra Inc. (f/k/a Concentra Managed Care, Inc.), a Delaware corporation (“Concentra”), and the several persons named in Schedules I and II thereto, is executed and delivered by William H. Wilcox (the “Joining Party”) as of June 23, 2006. Each capitalized term used but not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Stockholders Agreement (as the same may be hereafter amended, restated, or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Schedule I Purchaser” and a “Purchaser” for all purposes under the Stockholders Agreement.

2. Concentra Representations and Warranties. Concentra’s representations and warranties contained in the Stockholders Agreement are true and correct in all material respects as of the date hereof.

3. Joining Party Representations and Warranties. The Joining Party’s representations and warranties set forth in Section XI of the Stockholders Agreement are true and correct in all material respects as of the date hereof.

4. Notices. For purposes of notices and other communications to be delivered to the Joining Party, the addresses and facsimile numbers set forth below shall be deemed an amendment to Schedule I of the Stockholders Agreement with respect to the Joining Party.

5. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

AGREED AND ACCEPTED
Signature of Joining Party

CONCENTRA INC.

William H. Wilcox
9726 Rockbrook
By:	Dallas, Texas 75220
Richard A. Parr II	Facsimile: (214) 267-0084
Executive Vice President